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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2009
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Cost of Capital Proceeding

On August 14, 2009, Pacific Gas and Electric Company (“Utility”) and the California Public Utilities Commission’s (“CPUC”) Division of Ratepayer Advocates (“DRA”) filed a joint petition to request the CPUC to modify its May 29, 2008 cost of capital decision applicable to the Utility and the other two California investor-owned electric utilities.  In that decision, the CPUC adopted a uniform three-year cost of capital mechanism to replace the annual cost of capital proceeding, subject to a new annual adjustment mechanism.  The adjustment mechanism is triggered when the 12-month October-through-September average yield for the applicable Moody’s Investors Service (“Moody’s”) utility bond index increases or decreases by more than 1% as compared to the applicable benchmark. Under the decision, the Utility’s 2008 capital structure (including a 52% equity component) is authorized through 2010 and the Utility’s cost of capital (including an 11.35% return on equity (“ROE”)) will be maintained through 2010, unless the annual adjustment mechanism is triggered.

Based on the numerical data from October 2008 through July 2009 for the Moody’s Baa utility bond index and in accordance with the adopted adjustment mechanism, the Utility estimates that, effective January 1, 2010, its authorized ROE would increase from 11.35% to about 12.18% and the corresponding cost-of-capital revenue requirement would increase by about $120 million.   To avoid imposing this rate increase during a time of economic hardship in the Utility’s service territory, the Utility and the DRA have requested that the CPUC modify its decision to permit the Utility to maintain its current authorized cost of capital through 2010.   In addition, they request that the CPUC extend the annual adjustment mechanism through 2012 and maintain the Utility’s current authorized capital structure through 2012.  Finally, they request that the Utility be allowed to defer filing its next full cost of capital application from April 20, 2010 until April 20, 2012, with the resulting authorized capital structure and cost of capital to become effective on January 1, 2013.

Unless the CPUC modifies its prior decision before October 15, 2009, the Utility projects that it will have to file an advice letter to notify the CPUC that the adjustment mechanism has triggered an increase in the Utility’s ROE and the corresponding revenue requirement effective January 1, 2010.  The Utility would withdraw this advice letter if the CPUC modifies its prior decision as requested before the end of the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: August 14, 2009	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 14, 2009	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary